EXHIBIT 99.1

ServiceSource Reports First Quarter 2011 Financial Results

  Reports record revenue of $46.1 million, up 43% from Q1 2010
  Provides full-year guidance up 20-22% over 2010
  Completes initial public offering, raising $87.7 million in net proceeds
  Launches Service Revenue Performance Suite of cloud applications

SAN FRANCISCO, May 9, 2011 (GLOBE NEWSWIRE) -- ServiceSource (Nasdaq:SREV), a global leader in cloud-enabled service revenue management solutions, today announced financial results for the quarter ended March 31, 2011.

"There is a clear need in the market for more effective service revenue management, which helped to drive our strong first quarter results," said Mike Smerklo, Chairman and CEO of ServiceSource. "Our unique pay-for-performance business model ties our success directly to the bookings we deliver for our customers, and in the first quarter we saw solid performance across the globe from our team. We were excited to complete our IPO in March, which will provide us with the additional financial foundation and brand awareness to expand our market leadership in this large and growing market."

Revenue was $46.1 million in the first quarter of 2011, an increase of 43% compared to $32.2 million in the first quarter of 2010. Revenue increased across all geographies, growing 37% in North America, 38% in EMEA and 212% in Asia Pacific and Japan.

Net income for the first quarter of 2011 was $17.4 million or $0.30 per basic share and $0.28 on a fully diluted basis, compared to a net loss of $1.8 million, or $(0.03) per share on a basic and fully diluted basis in the first quarter of 2010. As previously disclosed, first quarter 2011 results reflect a one-time tax benefit of $21.4 million as a result of the Company's conversion from a limited liability corporation to a Delaware corporation.

Non-GAAP net income for the first quarter of 2011, which excludes stock-based compensation, amortization of internally-developed software and the one-time tax benefit, was $0.4 million, or $0.01 per diluted share. This compares to non-GAAP net income of $0.5 million in Q1 2010, or $0.01 per diluted share.

Adjusted EBITDA, which excludes stock-based compensation, for the first quarter of 2011 was $2.7 million, compared to $2.2 million for the first quarter of 2010.

Business Highlights:

  ServiceSource extended its Service Revenue Performance Suite with the launch of two new cloud applications – Installed Base Management and Dynamic Quoting – announced with co-innovation customer, NetApp, at the Technology Services World Conference on May 3, 2011.
  The Company expanded its Global Sales Operations Center in Kuala Lumpur in order to accelerate sales performance and increase operational efficiencies in its Service Sales Operations.
  At Cloud Connect in March, the Company launched Subscription Lifecycle Management, a solution designed to help SaaS companies reduce churn and increase recurring subscription revenue.
  The Company also signed several new customer engagements, including new relationships with Good Technology, a high-growth software company providing secure and managed enterprise mobility for iPhone®, iPad®, Android and other leading smartphone platforms, and a publicly-traded medical device company with market-leading positions in the critical markets of healthcare and life sciences; as well as expansion engagements with technology industry leaders Verizon, Adobe and EMC, among others.

"We are pleased with our results this quarter, driven by continued growth in opportunity from our customers and strong close rates from our teams around the globe," said David Oppenheimer, Chief Financial Officer of ServiceSource. "In addition, we closely managed our expenses, enabling us to drive strong bottom line results. While we plan to continue investing in sales, marketing and R&D, we will do so with a strong eye to the return on that investment in the form of top-line growth."

On March 25, 2011, the Company completed its initial public offering of common stock, raising $87.7 million of net proceeds after underwriting commissions and other direct transaction costs.

First quarter 2011 results included $1.8 million of revenue, which is non-recurring, associated with a settlement with Oracle related to the discontinuation of the Company's customer relationship with Sun.

Business Outlook

The Company provided the following commentary on its expected business outlook.

  Second quarter 2011: The Company expects revenue for the second quarter of 2011 to be in the range of $44 million to $46 million, adjusted EBITDA of approximately $1.0 million to $1.5 million, and non-GAAP net income per diluted share to be approximately breakeven. Adjusted EBITDA and non-GAAP net income exclude stock-based compensation and amortization of internally-developed software. Non-GAAP earnings per share assumes a tax rate of 40% and 77 million shares outstanding.
  Full year 2011: The Company expects 2011 revenue to be in the range of $184 million to $186 million, adjusted EBITDA to be in the range of $11 million to $12 million, and non-GAAP net income per diluted share to be in the range of $0.03 to $0.05. Adjusted EBITDA and non-GAAP net income exclude stock-based compensation and amortization of internally-developed software. Non-GAAP earnings per share assumes a tax rate of 40% and 74 million shares outstanding.

Quarterly Conference Call

ServiceSource will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the call, please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events & Presentations menu. An audio replay will be available between 4:30 p.m. PT May 9, 2011 and 8:59 p.m. PT June 8, 2011 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 58964508. The replay will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource

ServiceSource focuses on driving increased service revenue, profitability and customer satisfaction for technology and technology-enabled healthcare and life sciences companies. ServiceSource manages the sales process for renewals of maintenance, support and subscription agreements on behalf of its customers. ServiceSource's integrated solution consists of a suite of cloud applications, dedicated service sales teams working under our customers' brands and a proprietary Service Revenue Intelligence Platform. By integrating software, managed services and data, ServiceSource addresses the critical steps of the renewals process including data management, quoting, selling and service revenue business intelligence. ServiceSource's business is built on its pay-for-performance model, whereby its revenues are based on the service renewals customers achieve with its solution.

For more information on ServiceSource, visit http://www.servicesource.com. To connect with ServiceSource, visit us on Twitter, Facebook, LinkedIn and YouTube.

The ServiceSource logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8933

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income per share consists of net income (loss) plus stock-based compensation, amortization of internally-developed software and adjustments for a one-time tax benefit related to the conversion of ServiceSource from a limited liability corporation to a Delaware corporation. Stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate. EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, other expenses, net, and income tax expense and a deduction for income tax benefit. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. The following table provides a reconciliation of net income (loss) to Adjusted EBITDA:

(In thousands)	Three Months Ended March 31,
(Unaudited)	2011	2010

Net income (loss)	$ 17,416	$ (1,770)
Income tax (benefit) provision	(19,959)	177
Interest expense	333	311
Other expense, net	525	95
Depreciation	1,945	1,371
EBITDA	260	184
Stock-based compensation	2,446	1,971
Adjusted EBITDA	$ 2,706	$ 2,155

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding ServiceSource's future expected financial results, our anticipated future investments in research and development, and our ability to improve the renewal rates of our customers. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, changes in market conditions that impact our ability to generate service revenue on our customers' behalf; errors in estimates as to the service revenue we can generate for our customers; risks associated with material defects or errors in our software or the effect of data security breaches; our ability to adapt our solution to changes in the market or new competition; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which and can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net revenue	$ 46,122	$ 32,176
Cost of revenue (1)	26,136	20,771
Gross profit	19,986	11,405
Operating expenses
Sales and marketing (1)	11,105	7,604
Research and development (1)	2,713	1,018
General and administrative (1)	7,853	3,970

Total operating expenses	21,671	12,592
Loss from operations	(1,685)	(1,187)
Interest expense	(333)	(311)
Other expense, net	(525)	(95)
Loss before income taxes	(2,543)	(1,593)
Income tax (benefit) provision	(19,959)	177
Net income (loss)	$ 17,416	$ (1,770)

Net income (loss) per common share:
Basic	$ 0.30	$ (0.03)
Diluted	$ 0.28	$ (0.03)

Weighted-average shares used in computing net income (loss) per common share:
Basic	57,797	56,884
Diluted	63,096	56,884

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2011	2010
Cost of revenue	$ 369	$ 274
Sales and marketing	921	703
Research and development	268	149
General and administrative	888	845
Total stock-based compensation	$ 2,446	$ 1,971

GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended March 31,
		2011	2010
Gross Margin
GAAP gross margin		$ 19,986	$ 11,405
Non-GAAP adjustments:
Stock-based compensation	(A)	369	274
Amortization of internally-developed software	(B)	344	279
Non-GAAP gross margin		$ 20,699	$ 11,958

Gross Profit %
GAAP gross margin		43%	35%
Non-GAAP adjustments:
Stock-based compensation	(A)	1%	1%
Amortization of internally-developed software	(B)	1%	1%
Non-GAAP gross margin		45%	37%

Operating expenses
GAAP operating expenses		$ 21,671	$ 12,592
Stock-based compensation	(A)	(2,077)	(1,697)
Amortization of internally-developed software	(B)	(418)	(216)
Non-GAAP operating expenses		$ 19,176	$ 10,679

Net Income (Loss)
GAAP net income (loss)		$ 17,416	$ (1,770)
Non-GAAP adjustments:
Stock-based compensation	(A)	2,446	1,971
Amortization of internally-developed software	(B)	762	495
One-time tax benefit due to conversion to corporation	(C)	(21,417)	--
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(D)	1,192	(172)
Non-GAAP net income		$ 399	$ 524

Diluted Net Income (Loss) Per Share
GAAP diluted net income (loss) per share		$ 0.28	$ (0.03)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.04	0.03
Amortization of internally-developed software	(B)	0.01	0.01
One-time tax benefit due to conversion to corporation	(C)	(0.34)	--
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(D)	0.02	--
Non-GAAP diluted net income per share		$ 0.01	$ 0.01

Shares used in calculating diluted net income per share on a Non- GAAP basis		63,096	58,629

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan.  We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects amortization of expense for certain software purchases and software developed or obtained for internal use and are non-cash in nature. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) One-time tax benefit due to conversion to corporation. We elected to be treated as a corporation under Subchapter C of Chapter 1 of the United States Internal Revenue Code, effective March 1, 2011, and therefore became subject to federal and state tax expense beginning March 1, 2011. As a result of this tax election, we recorded a net deferred tax asset and a one-
time non-cash tax benefit of $21.4 million. We excluded the tax benefit because it is non-recurring and unique to this one-time event and is not indicative of our core operating performance.

(D) Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (C) on non-GAAP net income and adjusts the income tax rate to a normalized effective tax rate of 40%.

ServiceSource International, Inc.
Revenue by Segment
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2011		2010
	Amount	% of Net Revenue	Amount	% of Net Revenue	Change	% Change
	(in thousands)
Net revenue by geography:
NALA	$ 27,746	60%	$ 20,223	63%	$ 7,523	37%
EMEA	14,993	33%	10,866	34%	4,127	38%
APJ	3,383	7%	1,087	3%	2,296	211%
Total net revenue	$ 46,122	100%	$ 32,176	100%	$ 13,946	43%

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash	$ 73,883	$ 22,652
Accounts receivable, net	42,867	49,237
Advances to customers	--	18
Current portion of deferred income taxes	5,712	1,155
Prepaid expenses and other	3,238	3,326
Total current assets	125,700	76,388
Property and equipment, net	19,664	19,418
Goodwill	6,334	6,334
Deferred debt issuance costs, net	303	273
Deferred income taxes, net of current portion	27,658	3,780
Other assets, net	1,620	1,910
Total assets	$ 181,279	$ 108,103

Liabilities and Stockholders' / Members' Equity
Current liabilities:
Accounts payable	$ 4,657	$ 3,710
Accrued taxes	3,458	2,233
Accrued compensation and benefits	12,717	11,816
Accrued payables to customers	--	30,640
Other accrued liabilities	7,890	7,575
Current portion of long-term debt	640	2,279
Total current liabilities	29,362	58,253
Long-term debt, net of current portion	999	14,939
Other long-term liabilities	1,153	1,027
Total liabilities	31,514	74,219
Stockholders' / members' equity:
Common shares	--	34,161
Common stock	7	--
Treasury shares / stock	(441)	(441)
Additional paid-in capital	132,266	--
Retained earnings	17,416	--
Accumulated other comprehensive income	517	164
Total stockholders' / members' equity	149,765	33,884
Total liabilities and stockholders' / members' equity	$ 181,279	$ 108,103

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities
Net income (loss)	$ 17,416	$ (1,770)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,945	1,371
Amortization of deferred financing costs	171	36
Deferred income taxes	(20,975)	(249)
Stock-based compensation	2,446	1,971
Tax benefit from stock-based compensation	(23)	--
Changes in operating assets and liabilities:
Accounts receivable	6,370	(2,949)
Advances to customers	18	366
Prepaid expenses and other	(1,082)	(577)
Accounts payable	254	661
Accrued taxes	1,225	399
Accrued compensation and benefits	901	46
Accrued payables to customers	(30,640)	3,695
Other accrued liabilities	481	1,759
Net cash (used in) provided by operating activities	(21,493)	4,759

Cash flows from investing activities
Acquisition of property and equipment	(2,757)	(1,411)
Cash used in investing activities	(2,757)	(1,411)

Cash flows from financing activities
Net proceeds from issuance of common stock in initial public offering	90,330	--
Proceeds from revolving credit facility	23,424	--
Repayment of revolving credit facility	(23,424)	--
Repayments on long-term debt	(15,579)	(314)
Payments of deferred debt issuance costs	(200)	--
Cash distributions to members	--	(2,517)
Proceeds from option exercises	476	271
Repurchases of common stock	--	(206)
Tax benefit from stock-based compensation	23	--
Net cash provided (used) in financing activities	75,050	(2,766)

Net increase in cash	50,800	582

Effect of exchange rate changes on cash	431	(39)
Cash at beginning of period	22,652	13,169
Cash at end of period	$ 73,883	$ 13,712
CONTACT: The Blueshirt Group
         Investor Relations
         Todd Friedman
         todd@blueshirtgroup.com
         Stacie Bosinoff
         stacie@blueshirtgroup.com
         415-217-7721